TriCap Partners, L.L.C.                 EXHIBIT 10.9
                        One West Loop South, Suite 100
                             Houston, Texas  77027

                               November 14, 1996

Apple Orthodontix, Inc.
5401 Williams Street
Corpus Christi, Texas  78411

Gentlemen:

      The purpose of this letter is to confirm the engagement of TriCap Partners, L.L.C. ("TriCap") to act as exclusive financial advisor to Apple Orthodontix, Inc. (together with its affiliates and subsidiaries, "Apple") in connection with one or more proposed Transactions. For purposes of this agreement, a "Transaction" shall mean, whether in one or a series of transactions, (i) Apple's initial public offering of common stock ("IPO"), (ii) any post-IPO offering of securities of Apple and (iii) any post-IPO acquisition, directly or indirectly, by Apple of all or a significant portion of the assets or securities of, or any other effort by Apple to obtain control of or a significant investment in, any orthodontic management services company involving $5 million or more ("M&A Transaction").

1.    In connection with its engagement hereunder, TriCap shall:

      a. review, as appropriate, the business and operations of orthodontic practices or management services companies proposed to be acquired by Apple's management;

      b. evaluate and recommend financial and strategic alternatives with respect to a Transaction and participate in negotiations relating thereto;

      c. advise Apple as to the timing, structure and pricing of a Transaction;

      d. select and retain, on behalf of Apple, investment banking firms, auditors, attorneys and other professional advisors reasonably necessary to consummate a Transaction; and

      e. provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by Apple and TriCap.

2.    As compensation for TriCap services hereunder, Apple hereby agrees to pay
      TriCap:

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Apple Orthodontix, Inc.
November 14, 1996
Page 2

      a. with respect to the IPO, a fee of $1,150,000 payable in cash promptly upon consummation of the IPO; and

      b. with respect to any post-IPO Transaction, a fee payable in cash promptly upon consummation of a Transaction in accordance with the following:

                  (i) 2% of the aggregate principal amount of any non-convertible debt securities issued by Apple in any offering;

                  (ii) the lesser of $1,050,000 or 3.5% of the gross proceeds of any equity securities or any warrants, options (other than options issued to employees or directors of Apple), convertible securities or exchangeable securities issued by Apple in any offering; and

                  (iii) one-half of any investment banking or financial advisory fees payable by Apple in connection with any M&A Transaction, which will constitute one-half of all such fees payable by Apple pursuant to any such M&A Transaction.

3. In addition to any fees that may be payable to TriCap hereunder (and regardless of whether any post-IPO Transaction occurs), Apple hereby agrees, from time to time upon request, to reimburse TriCap promptly for travel, entertainment and other out-of-pocket expenses incurred in performing its services hereunder, including the expenses of its legal counsel. In addition, Apple agrees to reimburse TriCap for such expenses and pay mutually agreed upon fees in connection with any other project for which Apple engages TriCap.

4. The term of TriCap's engagement as financial advisor to Apple shall commence on the date hereof and continue until the consummation of the first post-IPO public offering by Apple of common stock or a security convertible for, or exchangeable into, common stock for its own account for cash, and thereafter on a month-to-month basis until terminated by either TriCap or Apple.

5. Apple agrees to indemnify TriCap and related persons in accordance with the indemnification letter attached hereto as Schedule A, the provisions of which are incorporated herein in their entirety.

6. This agreement (a) shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principals of such laws relating to conflict of laws, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements (other than that certain Funding
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Apple Orthodontix, Inc.
November 14, 1996
Page 3

      Agreement dated as of the date hereof) should they exist with respect thereto, (c) may not be amended or modified except in a writing executed by Apple and TriCap and (d) shall be binding upon and inure to the benefit of Apple, TriCap and their respective successors and assigns. Apple acknowledges that TriCap in connection with its engagement hereunder is acting as an independent contractor with duties owing solely to Apple and that, except as otherwise contemplated by Schedule A hereto, nothing in this agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

      This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                    Very truly yours,

                                    TRICAP PARTNERS, L.L.C.

                                    By: /s/ J. Christian Baker, III
                                         Name: J. Christian Baker, III
                                         Title: Manager

Accepted and agreed to as of the date set forth above:

APPLE ORTHODONTIX, INC.

By: /s/ John G. Vondrak, D.D.S.
      Name: John G. Vondrak, D.D.S.
      Title: Chief Executive Officer

                                  SCHEDULE A

                                INDEMNIFICATION

            Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that TriCap's role is advisory, Apple agrees to indemnify and hold harmless TriCap, its affiliates and each person, if any, who controls TriCap, or any of its affiliates, within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of TriCap hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of, or acting as a witness in connection with, any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of TriCap hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, Apple shall not be liable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnification provided herein shall be applicable whether or not a negligent act or omission of the Indemnified Party seeking indemnification is alleged or proven. Apple further agrees that it will not, without the prior written consent of TriCap, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not TriCap or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes a full and unconditional release of TriCap and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

            Apple agrees that if any indemnification or reimbursement sought pursuant to this letter were, for any reason, not be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then Apple shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative benefits to Apple and its stockholders on the one hand, and TriCap on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to Apple and/or its stockholders and to TriCap with respect to TriCap's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by Apple and/or its stockholders pursuant to the Matters (whether or not
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consummated) for which TriCap is engaged to render financial advisory services bears to (ii) the fees paid to TriCap in connection with such engagement. In no event shall the Indemnified Parties, in the aggregate, contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by TriCap pursuant to such engagement (excluding amounts received by TriCap as reimbursement of expenses).

            Apple further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Apple for or in connection with TriCap's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of Apple shall be in addition to any liability that Apple may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Apple or any Indemnified Party.

            The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any party hereto, (iii) any termination or the completion or expiration of this letter or TriCap's engagement and (iv) whether TriCap shall or shall not be called upon to render any formal or informal advice in the course of such engagement.

                                Very truly yours,

                                TRICAP PARTNERS, L.L.C.



                                By:/s/ J. CHRISTIAN BAKER, III
                                       Manager

ACCEPTED AND AGREED TO:

APPLE ORTHODONTIX, INC.

By:/s/ JOHN G. VONDRAK, D.D.S.
       Chief Executive Officer